UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
On April 28, 2014, Stanadyne Holdings, Inc. ("Holdings"), a Delaware corporation, along with Stanadyne Corporation ("Stanadyne") and Clean Seller, LLC (collectively, the "Company") entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CLARCOR Inc. (“Buyer”), pursuant to which Buyer has agreed, on the terms and subject to conditions set forth in the Purchase Agreement, to acquire Stanadyne's fuel filtration business (the “Business”) through the acquisition of all of the outstanding shares of stock of Holdings after an internal restructuring of the filtration and non-filtration business of Stanadyne. The purchase price payable by the Buyer under the Purchase Agreement is $325 million in cash, subject to adjustment based on the working capital of the Business as of the closing of the sale of the Business (the “Closing”) and additional contractually agreed adjustments for indebtedness, cash, and the Company’s transaction expenses.
The Purchase Agreement contains various customary representations and warranties and covenants by the parties to such agreement and related indemnification obligations.
The foregoing summary of the proposed transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Company intends to use the proceeds from the sale to repay all amounts outstanding under its Senior Subordinated Notes and Holdings Senior Discount Notes. The remaining proceeds will be used to repay certain other indebtedness, as well as to cover expenses relating to the sale.
The Closing is expected to occur in early May 2014 and is subject to certain customary closing conditions.
Upon the sale of its filtration business, Stanadyne, a global technology leader in fuel management systems, intends to focus exclusively on developing innovative, customized solutions for diesel, gasoline and natural gas fuel systems that enable our customers to differentiate their market offerings through superior quality and technology.
On April 28, 2014, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
The Company's statements in this document that are not historical are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be impacted by: (1) worldwide political and macro-economic uncertainties and fears; (2) changes in the business, market trends, projected growth rates and general economic conditions related to the markets in which we operate, including agricultural and construction equipment, industrial machinery, trucks, marine equipment and automobiles; (3) our ability to satisfy our debt obligations, including related covenants; (4) increases in the Company’s cost of borrowing or inability or unavailability of additional debt or equity capital; (5) changes in the performance or growth of our customers; (6) changes in technology, manufacturing techniques or customer demands; (7) loss or adverse change in our relationship with our material customers; (8) increased competition and pricing pressures in our existing and future markets; (9) changes in the price and availability of raw materials, particularly steel and aluminum; (10) risks associated with international operations; (11) the loss of key members of management; (12) risk that our intellectual property may be misappropriated; (13) adverse or federal legislative or regulatory developments or litigation or other disputes; and (14) loss of any of our key manufacturing facilities. Many of such factors are beyond the control of the Company and its management. Any forward-looking statements contained in this document speak only as of the date on which such statements were made. The Company assumes no duty to update them, reflect new, changing or unanticipated events or circumstances.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Stock Purchase Agreement, dated as of April 28, 2014, by and among Clarcor Inc., Clean Seller, LLC, Stanadyne Holdings, Inc. and Stanadyne Corporation. (1)

99.1	Press Release issued by Stanadyne Corporation dated April 28, 2014.
(1) Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Stanadyne agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)

Date:	April 30, 2014	By:	/s/ Stephen S. Langin
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Corporation
(Registrant)

Date:	April 30, 2014	By:	/s/ Stephen S. Langin
Stephen S. Langin
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Stock Purchase Agreement, dated as of April 28, 2014, by and among Clarcor Inc., Clean Seller, LLC, Stanadyne Holdings, Inc. and Stanadyne Corporation. (1)

99.1	Press Release issued by Stanadyne Corporation dated April 28, 2014.
(1) Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Stanadyne agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.